UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 19, 2014

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36151	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 19, 2014, Cubist Pharmaceuticals, Inc. (“Cubist”, the “Company” or “we”) delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104(b)(2)(i) of Regulation BTR, pursuant to which Cubist may be imposing a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

Because a blackout period has been imposed under the Cubist Pharmaceuticals, Inc. 401(k) Plan (the “Plan”), beginning on January 14, 2015 at 5:00 p.m. ET, and ending on the date the 401(k) Plan receives and allocates the tender offer consideration described below to 401(k) Plan accounts, we may be imposing a SOX blackout period beginning on January 14, 2015, at 5:00 p.m., ET, and ending on the date the 401(k) Plan receives and allocates the tender offer consideration described below to 401(k) Plan accounts (which we expect to last approximately one week) in the event that 50% or more of 401(k) Plan participants who hold shares of our common stock in the 401(k) Plan will actually participate in the Tender Offer (as defined below).  During the blackout period, tendering participants will be unable to engage in transactions, such as obtaining loans or distributions from, or diversifying or otherwise changing, the portion of their account balances invested in the Company’s common stock.  We will advise the Covered Persons when the SOX blackout period ends, if earlier or later than the specified date. The blackout period under the 401(k) Plan is needed in connection with the process of exchanging shares of common stock of the Company under the 401(k) Plan for cash as part of the tender offer commenced by Mavec Corporation, a wholly-owned subsidiary of Merck & Co., Inc. on December 19, 2014 (the “Tender Offer”) in accordance with the terms and conditions of the Agreement and Plan of Merger by and among the Company, Merck & Co. Inc., and Mavec Corporation (the “Merger Agreement”).

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of any equity securities of the Company relating to the Company’s common stock and any options with respect to any of these stocks. There are limited exclusions and exemptions from this rule. For example, transactions that are executed pursuant to a properly adopted Rule 10b5-1 plan are exempt from the foregoing SOX blackout trading restrictions. Further, the above prohibition is in addition to other restrictions on trading activity that the Company imposes on its executive officers and directors, including under the Company’s insider trading policy and any administrative blackout related to the Company’s online incentive award platform.

The Company received notice of the 401(k) Plan blackouts required by the Employment Retirement Income Security Act of 1974 on December 19, 2014, and provided the SOX blackout notice to the Covered Persons on the same day.  The SOX blackout notice is filed herewith as Exhibit 99.1.

If the Covered Persons have any questions pertaining to the notice or the SOX blackout period, they were directed to contact Joseph Farmer in the Legal Department of the Company by telephone at (781) 860-1068 or by mail at 65 Hayden Avenue, Lexington, MA 02421.

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Notice pursuant to Rule 104(b)(2)(i) of Regulation BTR

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubist Pharmaceuticals, Inc.

	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Executive Vice President, Chief Legal and
Administrative Officer

Date: December 19, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice pursuant to Rule 104(b)(2)(i) of Regulation BTR